Exhibit 99.1

OptimizeRx Reports Second Quarter 2017 Results; Net Revenue Up 50% to a Record $2.9 Million

Rochester, MI (August 1, 2017) OptimizeRx Corp. (OTCQB: OPRX), a digital health platform and leader in the electronic distribution of co-pay discount coupons and clinical information through electronic healthcare records (EHR) and e-prescription (eRx), reported results for the second quarter ended June 30, 2017. All quarterly comparisons are to the same year-ago quarter.

Q2 2017 Highlights

•	Net revenue was up 50% to $2.9 million, driven by financial and brand messaging growth from new and returning clients.

•	Financial messages, such as eCoupons, and brand messaging were distributed for over 100 pharmaceutical brands in the quarter.

•	Partnered with PARx Solutions to enable the company to bring prior authorization services to its channel partners, as well as to distribute financial messages through the OptimizeRx platform at the time of prior authorization.

•	Partnered exclusively with SingleCare to bring patient savings and price transparency to healthcare providers at the point of prescribe for generics.

•	Launched brand messaging platform within NewCrop and financial messaging within DxWeb, two e-prescribing partners.

•	Appointed Gus D. Halas as chairman of the board, succeeding retired chairman and company founder, David Harrell.

•	Added a sixth sales executive to accelerate revenue growth, brand expansion and new product sales.

Q2 2017 Financial Summary
Net revenue in the second quarter of 2017 increased 50% to $2.9 million from $1.9 million in the same year-ago quarter. The increase was primarily due to increased revenue from brand messaging products, as well as expanded distribution channels for the company’s financial messaging. Additionally, the launch of new pharmaceutical brands, which now totals more than 100 between financial and brand messaging, also contributed to the increase.

Operating expenses in the second quarter of 2017 were $1.6 million, up slightly from the second quarter of 2016. The increase was primarily due to additional expenses related to growth initiatives, including investments in the company’s executive and sales team.

Net loss for the second quarter of 2017 was $362,000 or $(0.01) per share, as compared to a net loss of $592,000 or $(0.02) per share in the second quarter of 2016.

Cash and cash equivalents totaled $5.8 million at June 30, 2017, as compared to $6.7 million at March 31, 2017. The decrease includes $0.4 million used to repurchase common stock. The company continued to operate debt-free.

Management Commentary

“In Q2, our record top-line was driven by the expansion of our EHR network, ePrescriber reach and financial and brand messaging products,” said OptimizeRx CEO, William Febbo. “We also continue to add new pharmaceutical manufacturers and their respective brands. We are very pleased with our revenue growth combined with cost discipline.

“During the second quarter, we continued to see compelling ROI data on financial messaging programs which increased the adoption of the EHR channel for our clients, adding an additional 24 brands to our platform. We continue to work closely with WPP Health & Wellness companies as the digital media spend continues to be the fastest growing digital spend sector.

“To support further client and brand growth, we have continued to build out our team and recently added another member to the sales team for greater penetration and service. Health IT industry veteran, Miriam Paramore, was also appointed as our new president to oversee our product expansion, channel expansion and top-line growth.

“We have continued to acquire, integrate and expand into new promotional EHR/eRx platforms. In fact, we are actively engaged in discussions with several EHRs to integrate our technology into their platforms. Our teams are also working extensively with our existing platforms to expand the reach of our eCoupon product to all of their providers, as well as increase the utilization of the eCoupon functionality by their existing users.

“Given the growth of our pharmaceutical products and distribution network, we expect our distribution of financial messages will continue to increase, and brand messaging will continue to support top-line growth.”

“It’s important to note that our cost of sales percentage decreased from 64% in the first quarter of the year to 56% in the second quarter. We expect to see further improvement in future quarters as we implement new channels in our core financial messaging product that have lower revenue share percentages, and as we update our existing agreements to share third party costs.

“In step with this, we expect the margins on our brand messaging product to increase as we diversify across additional channels and increase brand messaging revenues. We expect this to help advance us toward our goal of achieving gross margins of 50% or greater.”

Conference Call

OptimizeRx management will host a conference call today to discuss the second quarter of 2017, followed by a question and answer period.

Date: Tuesday, August 1, 2017

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-888-596-2581

International dial-in number: 1-719-325-4826

Conference ID: 7557911

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 22, 2017, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerxcorp.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 7557911

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About OptimizeRx Corp.
Based in Rochester, Michigan, OptimizeRx Corporation (OTCQB: OPRX) is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 500,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Merck, Lilly, Novartis, AstraZeneca and many others. For more information, visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

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OPTIMIZERx CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF JUNE 30, 2017 AND DECEMBER 31, 2016

	June 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$5,842,602	$7,034,647
Accounts receivable	2,421,794	3,060,396
Prepaid expenses	272,153	80,820
Total Current Assets	8,536,549	10,175,863
Property and equipment, net	183,248	173,649
Other Assets
Patent rights, net	738,449	772,394
Web development and other intangible costs, net	1,015,154	351,804
Security deposit	5,049	5,049
Total Other Assets	1,758,652	1,129,247
TOTAL ASSETS	$10,478,449	$11,478,759

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable - trade	$903,957	$369,214
Accrued expenses	196,287	288,268
Revenue share payable	1,871,423	2,622,517
Deferred revenue	1,036,912	386,581
Total Liabilities	4,008,579	3,666,580
Stockholders' Equity
Common stock, $.001 par value, 500,000,000 shares authorized, 29,256,367 and 29,718,867 shares issued and outstanding, respectively	29,256	29,719
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Stock warrants	2,294,416	2,294,416
Additional paid-in-capital	33,649,474	33,747,137
Accumulated deficit	(29,503,276)	(28,259,093)
Total Stockholders' Equity	6,469,870	7,812,179
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,478,449	$11,478,759

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OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2017	2016	2017	2016

NET REVENUE	$2,865,823	$1,913,299	$5,017,896	$3,672,828

REVENUE SHARE EXPENSE	1,605,534	922,832	2,987,267	1,815,625

GROSS MARGIN	1,260,289	990,467	2,030,629	1,857,203

OPERATING EXPENSES	1,630,853	1,592,982	3,291,631	2,821,546

INCOME (LOSS) FROM OPERATIONS	(370,564)	(602,515)	(1,261,002)	(964,343)

OTHER INCOME (EXPENSE)
Interest income	9,063	10,582	16,819	20,658
Interest expense	-	-	-	(163)

TOTAL OTHER INCOME (EXPENSE)	9,063	10,582	16,819	20,495

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(361,501)	(591,933)	(1,244,183)	(943,848)

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	$(361,501)	$(591,933)	$(1,244,183)	$(943,848)

WEIGHTED AVERGE NUMBER OF SHARES OUTSTANDING
BASIC	29,583,771	29,141,340	29,650,945	29,086,134
DILUTED	N/A	N/A	N/A	N/A

NET INCOME (LOSS) PER SHARE
BASIC	$(0.01)	$(0.02)	$(0.04)	$(0.03)
DILUTED	N/A	N/A	N/A	N/A

OptimizeRx Contact:

Doug Baker, CFO

dbaker@optimizerx.com

Tel (248) 651-6568 x807

Investor Relations Contact:

Ron Both

CMA

oprx@cma.team

Tel (949) 432-7557

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